Exhibit 1.2

EXECUTION VERSION

UNITED AIRLINES, INC.

$236,173,000

United Airlines Pass Through Certificates, Series 2016-2B

UNDERWRITING AGREEMENT

October 23, 2017

CREDIT SUISSE SECURITIES (USA) LLC

As representative of the several underwriters

    named in Schedule II hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

United Airlines, Inc., a Delaware corporation (the “Company”), proposes that Wilmington Trust, National Association, as trustee under the Class B Trust (as defined below) (the “Class B Trustee” and, in its capacity as trustee under the Class AA Trust, the Class A Trust and the Class B Trust (as defined below) each, a “Trustee”) issue and sell to the underwriters named in Schedule II hereto United Airlines Pass Through Certificates, Series 2016-2B (the “Class B Certificates”), in the aggregate face amount and with the interest rate and final expected distribution date set forth on Schedule I hereto on the terms and conditions stated herein. The Company has previously offered and sold $636,512,000 aggregate face amount of the Company’s Pass Through Certificates, Series 2016-2AA-O (the “Original Class AA-O Certificates”) that were issued by United Airlines Pass Through Trust 2016-2AA-O (the “Original Class AA Trust”) formed pursuant to the Basic Agreement (as defined below) as supplemented by the Trust Supplement No. 2016-2AA-O, and $283,081,000 aggregate face amount of the Company’s Pass Through Certificates, Series 2016-2A-O (the “Original Class A-O Certificates”) that were issued by United Airlines Pass Through Trust 2016-2A-O (the “Original Class A Trust”, and together with the Original Class AA Trust, the “Original Trusts”) formed pursuant to the Basic Agreement as supplemented by Trust Supplement No. 2016-2A-O. On October 2, 2017, the Original Trusts transferred all of their assets to their respective Class AA and Class A successor trusts (together, the “Successor Trusts”) formed pursuant to the Basic Agreement as supplemented by Trust Supplement No. 2016-2AA-S (the “Class AA Trust”) and the Basic Agreement as supplemented by Trust Supplement No. 2016-2A-S (the “Class A Trust”), that then were deemed to have been issued in replacement of the Original Class AA-O Certificates and the Original Class A-O Certificates the Company’s Pass Through Certificates, Series 2016-2AA-S (the “Class AA Certificates”) and the Company’s Pass Through Certificates, Series 2016-2A-S (the “Class A Certificates”, and, together with the Class AA Certificates and the Class B Certificates, the “Certificates”), respectively.

The Class B Certificates will be issued pursuant to a Pass Through Trust Agreement, dated as of October 3, 2012 (the “Basic Agreement”), between the Company and the Trustee, as supplemented by a Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (the “Class B Trust Supplement”), between the Company and the Trustee (the Basic Agreement as supplemented by the Class B Trust Supplement being referred to herein as the “Class B Pass Through Trust Agreement”). The Class B Trust Supplement is related to the creation and administration of United Airlines Pass Through Trust 2016-2B (the “Class B Trust”). As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firms named as Underwriters in Schedule II, and the term “Representative” shall mean Credit Suisse Securities (USA) LLC (“Credit Suisse”), on behalf of the Underwriters.

The cash proceeds of the offering of Class B Certificates by the Class B Trust will be used on the Closing Date (as defined below) by the Class B Trustee to purchase Series B Equipment Notes (as defined in the Note Purchase Agreement, to be dated as of the Closing Date (the “Note Purchase Agreement”), among the Company, Wilmington Trust, National Association, as Trustee of each of the Class AA Trust, Class A Trust and Class B Trust, as Loan Trustee under each Indenture and as Subordination Agent (as hereinafter defined) pursuant to the Note Purchase Agreement.

Certain amounts of interest payable on the Class B Certificates issued by the Class B Trust will be entitled to the benefits of a separate liquidity facility. Commonwealth Bank of Australia, New York Branch (the “Liquidity Provider”), will enter into a revolving credit agreement with respect to the Class B Trust (the “Liquidity Facility”) to be dated as of the Closing Date for the benefit of the holders of the Class B Certificates issued by the Class B Trust. The Liquidity Provider and the holders of the Class B Certificates will be entitled to the benefits of an Intercreditor Agreement to be amended and restated as of the Closing Date (the “Intercreditor Agreement”) among the Trustees, Wilmington Trust, National Association, as subordination agent and trustee thereunder (the “Subordination Agent”), and the Liquidity Provider.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-203630) relating to securities, including pass through certificates (the “Shelf Securities”), to be issued from time to time by the Company. The registration statement (including the respective exhibits thereto and the respective documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that are incorporated by reference therein), as amended to and including the date of this Underwriting Agreement (the “Agreement”), including the information (if any) deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) (and the Underwriters confirm that the first contract of sale of the Class B Certificates by the Underwriters was made on the date of this Agreement), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated April 24, 2015 filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus, as supplemented by the final prospectus supplement specifically relating to the Class B Certificates in the form as first filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(d) hereof is hereinafter referred to as the “Prospectus”, and the term “preliminary prospectus” means any preliminary form of the Prospectus filed with the Commission pursuant to Rule 424 under the Securities Act. For purposes of this Agreement, (i) “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and (ii) “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectus identified in Item 1 of Schedule IV hereto. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “preliminary prospectus”, “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus, any preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act and incorporated by reference therein.

Capitalized terms used but not defined in this Agreement shall have the meanings specified therefor in the Pass Through Trust Agreement, the Note Purchase Agreement, or the Intercreditor Agreement; provided that, as used in this Agreement, the term “Operative Agreements” shall mean the Intercreditor Agreement, the Liquidity Facility, the Class B Pass Through Trust Agreement and the Financing Agreements (as defined in the Note Purchase Agreement).

1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with each Underwriter that:

(i) The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; and, on the original effective date of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Registration Statement does not, as of the date hereof, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of its date and on the Closing Date, the Prospectus, as amended and supplemented, if the Company shall have made any amendment or supplement thereto, does not and will not include an untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, as of the date hereof, complies and the Prospectus complies, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. The Time of Sale Prospectus did not, as of 5:30 p.m., Eastern Time, on the date of this Agreement (the “Applicable Time”), and the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any information included in any “issuer free writing prospectus” (as defined in Rule 433(h) under the Securities Act) used in connection with the offering of the Class B Certificates does not conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement (including pursuant to Rule 430B under the Securities Act) and not superseded or modified and, when taken together with the Time of Sale Prospectus, as amended and supplemented, each such “issuer free writing prospectus”, as amended and supplemented, did not as of the Applicable Time, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon (A) written information furnished to the Company by any Underwriter through the Representative expressly for use therein or (B) statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1.

(ii) The documents incorporated by reference in the Time of Sale Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission or hereafter, during the period mentioned in Section 4(a) hereof, are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act.

(iii) The Company is not an “ineligible issuer” in connection with the offering of the Class B Certificates pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed in connection with the offering of the Class B Certificates, or is required to file in connection with the offering of the Class B Certificates, pursuant to Rule 433(d) under the Securities Act complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule IV hereto, the Company has not prepared, used or referred to, any free writing prospectus in connection with the offering of the Class B Certificates.

(iv) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole (a “United Material Adverse Effect”).

(v) Air Micronesia, LLC (the “Subsidiary”) has been duly formed and is an existing limited liability company in good standing under the laws of the jurisdiction of its formation, with limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus; and the Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a United Material Adverse Effect; all of the membership interest of the Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Time of Sale Prospectus, the Subsidiary’s membership interest owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(vi) Except as described in the Time of Sale Prospectus, the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a United Material Adverse Effect. The execution, delivery and performance of this Agreement and the Operative Agreements to which the Company is or will be a party and the consummation by the Company of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than any lien, charge or encumbrance created under any Operative Agreement) upon any property or assets of the Company pursuant to any indenture, loan agreement, contract, mortgage, note, lease or other instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, which breach, default, lien, charge or encumbrance, individually or in the aggregate, would have a United Material Adverse Effect, nor will any such execution, delivery or performance result in any violation of the provisions of the charter or by-laws of the Company or any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company.

(vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Company of this Agreement and the Operative Agreements to which it is or will be a party and for the consummation of the transactions contemplated herein and therein, except (x) such as may be required under the Securities Act, the Trust Indenture Act, the securities or “blue sky” or similar laws of the various states and of foreign jurisdictions or rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and (y) filings or recordings with the Federal Aviation Administration (the “FAA”) and under the Uniform Commercial Code (the “UCC”) or other laws in effect in any applicable jurisdiction governing the perfection of security interests, which filings or recordings referred to in this clause (y), with respect to any particular set of Financing Agreements, shall have been made, or duly presented for filing or recordation on or prior to the date required therefor under the applicable Financing Agreements, for each of the three Boeing 737-924ER aircraft, one Boeing 737-824 aircraft, two Boeing 787-9 aircraft and seven Boeing 777-322ER aircraft (collectively, the “Aircraft”) related to such Financing Agreements.

(viii) This Agreement has been duly authorized, executed and delivered by the Company and the Operative Agreements to which the Company will be a party have been duly authorized and will be duly executed and delivered by the Company on or prior to the Closing Date.

(ix) The Operative Agreements to which the Company is or will be a party, when duly executed and delivered by the Company, assuming that such Operative Agreements have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, each other party thereto, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except (w) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (x) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (y) that the enforceability of the Indentures may also be limited by applicable laws which may affect the remedies provided therein but which do not affect the validity of the Indentures or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby and (z) with respect to indemnification and contribution provisions, as enforcement thereof may be limited by applicable law. The Basic Agreement has been duly qualified under the Trust Indenture Act. The Class B Certificates and the Class B Pass Through Trust Agreement will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof in the Time of Sale Prospectus.

(x) The consolidated financial statements of the Company incorporated by reference in the Time of Sale Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein and except that unaudited financial statements do not have all required footnotes. The financial statement schedules, if any, incorporated by reference in the Time of Sale Prospectus present the information required to be stated therein.

(xi) The Company is a “citizen of the United States” within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(xii) On or prior to the Closing Date, the issuance of the Class B Certificates will be duly authorized by the Class B Trustee. When duly executed, authenticated, issued and delivered in the manner provided for in the Class B Pass Through Trust Agreement and sold and paid for as provided in this Agreement, the Class B Certificates will be legally and validly issued and will be entitled to the benefits of the Class B Pass Through Trust Agreement.

(xiii) Except as disclosed in the Time of Sale Prospectus, the Company and the Subsidiary have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a United Material Adverse Effect; and except as disclosed in the Time of Sale Prospectus, the Company and the Subsidiary hold any leased real or personal property under valid and enforceable leases with no exceptions that would have a United Material Adverse Effect.

(xiv) Except as disclosed in the Time of Sale Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties that individually (or in the aggregate in the case of any class of related lawsuits), could reasonably be expected to result in a United Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Operative Agreements.

(xv) Except as disclosed in the Time of Sale Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a United Material Adverse Effect.

(xvi) Each of the Company and the Subsidiary has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to so obtain, declare or file would not have a United Material Adverse Effect.

(xvii) Except as disclosed in the Time of Sale Prospectus, (x) neither the Company nor the Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim individually or in the aggregate is reasonably expected to have a United Material Adverse Effect, and (y) the Company is not aware of any pending investigation which might lead to such a claim that is reasonably expected to have a United Material Adverse Effect.

(xviii) Ernst & Young LLP, who examined and issued an auditors’ report with respect to the consolidated financial statements of the Company and the financial statement schedules of the Company, if any, in each case included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act.

(xix) Each preliminary prospectus filed pursuant to Rule 424 under the Securities Act and included in the Time of Sale Prospectus, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(xx) Neither the Company nor the Class B Trust is an “investment company”, or an entity “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in each case required to register under the Investment Company Act; and after giving effect to the offering and sale of the Class B Certificates and the application of the proceeds thereof as described in the Prospectus, the Class B Trust will not be an “investment company”, or an entity “controlled” by an “investment company”, as defined in the Investment Company Act, in each case required to register under the Investment Company Act and in making the foregoing determinations as to the Class B Trust the Company and the Class B Trust are relying upon an analysis that the Class B Trust will not be deemed to be an “investment company” under Rule 3a-7 promulgated by the Commission, under the Investment Company Act, although other exemptions or exclusions may be available to the Class B Trust. The Class B Trust is not a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

(xxi) This Agreement and the other Operative Agreements to which the Company is or will be a party will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus.

(xxii) None of Aircraft Information Services, Inc., BK Associates, Inc. or Morten Beyer and Agnew, Inc. (each, an “Appraiser” and, collectively, the “Appraisers”) is an affiliate of the Company or, to the knowledge of the Company, has a substantial interest, direct or indirect, in the Company. To the knowledge of the Company, none of the officers and directors of any of such Appraisers is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(xxiii) The Company (A) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the material assets of the Company and its consolidated subsidiaries and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (y) to maintain accountability for assets; (3) access to material assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxv) Except as set forth in the Time of Sale Prospectus, (A) the Company maintains required “disclosure controls and procedures” (as defined in Rule 15d-15(e) under the Exchange Act); and (B) the Company’s “disclosure controls and procedures” are designed to reasonably ensure that material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and the Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xxvi) The Company and its subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with the Foreign Corrupt Practices Act of 1977, as amended, and to the knowledge of the Company, the Company and its subsidiaries have conducted their businesses in compliance with such policies and procedures.

(xxvii) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any U.S. governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxviii) None of the Company nor any of its subsidiaries (collectively, the “Company Entity”) or, to the knowledge of the Company, any director, executive officer or affiliate of the Company Entity is an individual or entity (“Person”) that is itself, or is controlled by a Person that is currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”); and the Company represents and covenants that the Company will not, directly or indirectly, use the proceeds of the offering of the Class B Certificates, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in this offering, whether as underwriter, advisor, investor or otherwise).

(b) The parties agree that any certificate signed by a duly authorized officer of the Company and delivered to an Underwriter, or to counsel for the Underwriters, on the Closing Date and in connection with this Agreement or the offering of the Class B Certificates, shall be deemed a representation and warranty by (and only by) the Company to the Underwriters as to the matters covered thereby.

2. Purchase, Sale and Delivery of Class B Certificates. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company agrees to cause the Class B Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Class B Trustee, at a purchase price of 100% of the face amount thereof, the aggregate face amount of Class B Certificates set forth opposite the name of such Underwriter in Schedule II.

(b) The Company is advised by the Representative that the Underwriters propose to make a public offering of the Class B Certificates as set forth in the Prospectus as soon after this Agreement has been entered into as in the judgment of the Representative is advisable. The Company is further advised by the Representative that the Class B Certificates are to be offered to the public initially at 100% of their face amount plus accrued interest, if any, from the date of issuance and to certain dealers selected by the Underwriters at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriters may allow, and such dealers may reallow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers. The Company acknowledges and agrees that the Underwriters may offer and sell the Securities to or through any affiliate of an Underwriter.

(c) As underwriting commission and other compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Class B Certificates, including their respective undertakings to distribute the Class B Certificates, the Company will pay to Credit Suisse for the accounts of the Underwriters the amount set forth in Schedule III hereto, which amount shall be allocated among the Underwriters in the manner determined by Credit Suisse and the Company. Such payment will be made by the Company on the Closing Date simultaneously with the issuance and sale of the Class B Certificates to the Underwriters. Payment of such compensation shall be made by wire transfer of immediately available funds.

(d) Delivery of and payment for the Class B Certificates shall be made at the offices of Hughes Hubbard & Reed LLP at One Battery Park Plaza, New York, New York 10004 at 10:00 A.M. on November 6, 2017 or such other date, time and place as may be agreed upon by the Company and Credit Suisse (such date and time of delivery and payment for the Class B Certificates being herein called the “Closing Date”). Delivery of the Class B Certificates issued by the Class B Trust shall be made to Credit Suisse’s account at The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof. Payment for the Class B Certificates issued by the Class B Trust shall be made by the Underwriters by wire transfer of immediately available funds to the accounts and in the manner specified by the Class B Trustee. The Class B Certificates issued by the Class B Trust shall be in the form of one or more fully registered global certificates, and shall be deposited with the Class B Trustee as custodian for DTC and registered in the name of Cede & Co.

(e) The Company agrees to have the Class B Certificates available for inspection and checking by the Representative in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

(f) It is understood that each Underwriter has authorized Credit Suisse, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Class B Certificates that it has agreed to purchase. Credit Suisse, individually and not as a representative, may (but shall not be obligated to) make payment of the purchase price for the Class B Certificates to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Date.

3. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Class B Certificates pursuant to this Agreement are subject to the following conditions:

(a) On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

(b) On the Closing Date, the Underwriters shall have received an opinion and negative assurance letter of Hughes Hubbard & Reed LLP, counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(c) On the Closing Date, the Underwriters shall have received an opinion of the Senior Managing Counsel — Finance, Fleet & Loyalty of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(d) On the Closing Date, the Underwriters shall have received an opinion of Morris James LLP, counsel for Wilmington Trust, National Association, individually and as Trustee and Subordination Agent, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(e) On the Closing Date, the Underwriters shall have received an opinion of in-house counsel for the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(f) On the Closing Date, the Underwriters shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(g) On the Closing Date, the Underwriters shall have received an opinion and negative assurance letter of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Class B Certificates, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Underwriters may reasonably require.

(h) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to proceed with the completion of the public offering of the Class B Certificates on the terms and in the manner contemplated by the Time of Sale Prospectus.

(i) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the President or any Vice President of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and accurate as of such earlier date), that the Company has performed all its obligations to be performed hereunder on or prior to the Closing Date and that, subsequent to the execution and delivery of this Agreement, there shall not have occurred any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, except as set forth in or contemplated by the Time of Sale Prospectus.

(j) The Underwriters shall have received from Ernst & Young LLP (i) a letter, dated no earlier than the date hereof, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus, and (ii) a letter, dated the Closing Date, which meets the above requirements, except that the specified date therein referring to certain procedures performed by Ernst & Young LLP will not be a date more than three business days prior to the Closing Date for purposes of this subsection.

(k) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading in the rating accorded any of the Company’s securities (except for any pass through certificates) by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act, or any public announcement that any such organization has under surveillance or review, in each case for possible change, its ratings of any such securities other than pass through certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(l) Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(m) At the Closing Date, each of the Operative Agreements shall have been duly executed and delivered by each of the parties thereto; and the representations and warranties of the Company contained in each of such executed Operative Agreements (other than the Financing Agreements) shall be true and correct as of the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) and the Underwriters shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Date, to such effect.

(n) On the Closing Date, the Class B Certificates shall have received the ratings indicated in the free writing prospectus identified as Item 2 in Schedule IV hereto from the nationally recognized statistical rating organizations named therein.

(o) On the Closing Date, the representations and warranties of the Company contained herein shall be true and correct as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date); and the statements of the Company and their respective officers made in any certificates delivered pursuant to this Agreement on the Closing Date shall be true and correct on and as of the Closing Date.

(p) On or prior to the Closing Date, the Company shall have obtained a Ratings Confirmation (as defined in the Intercreditor Agreement) in respect of the Class AA Certificates and the Class A Certificates relating to the issuance of the Class B Certificates.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters may reasonably request.

4. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) During the period described in the following sentence of this Section 4(a), the Company shall advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus (except by documents filed under the Exchange Act) and will not effect such amendment or supplement (except by documents filed under the Exchange Act) without the consent of the Representative, which consent will not be unreasonably withheld. If, at any time after the public offering of the Class B Certificates, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales of the Class B Certificates by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus so that the statements therein will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, contain a material misstatement or omission, or if it is necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with law, the Company shall prepare and furnish at its expense to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Class B Certificates may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, contain a material misstatement or omission, or amendments or supplements to the Registration Statement or the Prospectus so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and cause such amendments or supplements to be filed promptly with the Commission.

(b) During the period mentioned in paragraph (a) above, the Company shall notify each Underwriter immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission to the Company for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) receipt by the Company of any notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of the Class B Certificates for offering or sale in any jurisdiction, or the institution or threatening of any proceeding for any of such purposes; and the Company agrees to use every reasonable effort to prevent the issuance of any such stop order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment and the Company shall endeavor (subject to the proviso to Section 4(g)), in cooperation with the Underwriters, to prevent the issuance of any such stop order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(c) During the period mentioned in paragraph (a) above, the Company will furnish to each Underwriter as many conformed copies of the Registration Statement (as originally filed), the Time of Sale Prospectus, the Prospectus, and all amendments and supplements to such documents (excluding all exhibits and documents filed therewith or incorporated by reference therein) and as many conformed copies of all consents and certificates of experts, in each case as soon as available and in such quantities as each Underwriter reasonably requests.

(d) Promptly following the execution of this Agreement, the Company will prepare a Prospectus that complies with the Securities Act and that sets forth the face amount of the Class B Certificates and their terms not otherwise specified in the preliminary prospectus or the Basic Prospectus included in the Registration Statement, the name of each Underwriter and the face amount of the Class B Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Class B Certificates are to be purchased by the Underwriters from the Class B Trustee, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as the Representative and the Company deem appropriate in connection with the offering of the Class B Certificates. The Company will timely transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act.

(e) The Company shall furnish to each Underwriter a copy of each free writing prospectus relating to the offering of the Class B Certificates prepared by or on behalf of, used by, or referred to by the Company and shall not use or refer to any proposed free writing prospectus to which the Representative reasonably objects.

(f) If the Time of Sale Prospectus or any “issuer free writing prospectus” is being used to solicit offers to buy the Class B Certificates at a time when a Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or any “issuer free writing prospectus” in order to make the statements therein, in the light of the circumstances when it is delivered to a prospective purchaser, not misleading in any material respect, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus or any “issuer free writing prospectus” conflicts with the information contained in the Registration Statement then on file, or if it is necessary to amend or supplement the Time of Sale Prospectus or any “issuer free writing prospectus” to comply with applicable law, the Company shall forthwith prepare, file promptly with the Commission and furnish, at the Company’s expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Class B Certificates may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Time of Sale Prospectus or such “issuer free writing prospectus” so that the statements in the Time of Sale Prospectus or such “issuer free writing prospectus” as so amended or supplemented will not, in the light of the circumstances when it is delivered to a prospective purchaser, be misleading in any material respect or so that the Time of Sale Prospectus or such “issuer free writing prospectus”, as so amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus or such “issuer free writing prospectus”, as amended or supplemented, will comply with applicable law.

(g) The Company shall, in cooperation with the Underwriters, endeavor to arrange for the qualification of the Class B Certificates for offer and sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as the Representative reasonably designates and will endeavor to maintain such qualifications in effect so long as required for the distribution of such Class B Certificates; provided that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities, (ii) file a general consent to service of process or (iii) subject itself to taxation in any such jurisdiction.

(h) During the period of ten years after the Closing Date, the Company will promptly furnish to each Underwriter, upon request, copies of all Annual Reports on Form 10-K and any definitive proxy statement of the Company (including any successor by merger of the Company) filed with the Commission; provided that (a) filing such documents with the Commission or (b) providing a website address at which such Annual Reports and any such definitive proxy statements may be accessed will satisfy this clause (h).

(i) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Class B Certificates have been sold by the Underwriters, then prior to the third anniversary, the Company shall file a new shelf registration statement and take any other action necessary to permit the public offering of the Class B Certificates to continue without interruption, in which case references herein to the Registration Statement shall include the new registration statement as it shall become effective.

(j) Between the date of this Agreement and the Closing Date, the Company shall not, without the prior written consent of the Representative, offer, sell or enter into any agreement to sell (as public debt securities registered under the Securities Act (other than the Class B Certificates and related Series B Equipment Notes, a junior class of pass through certificates with respect to a previously issued series and related equipment notes or up to three classes of pass through certificates for a newly-issued series and related equipment notes) or as debt securities which may be resold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act), any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned by the Company (or rights relating thereto).

(k) The Company shall prepare a final term sheet relating to the offering of the Class B Certificates, containing only information that describes the final terms of the Class B Certificates or the offering in a form consented to by the Representative and shall file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Class B Certificates.

5. Certain Covenants of the Underwriters. Each Underwriter represents, warrants and covenants that it has not made and will not make any offer relating to the Class B Certificates that would constitute an issuer free writing prospectus; provided that this Section 5 shall not prevent any Underwriter from transmitting or otherwise making use of one or more customary “Bloomberg Screens” to offer the Class B Certificates or convey final pricing terms thereof that contain only information contained in the Time of Sale Prospectus.

6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and the affiliates of each Underwriter who have, or are alleged to have, participated in the distribution of the Class B Certificates as underwriters, and each Person, if any, who controls such Underwriter, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act, any “issuer information” that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any of the aforementioned losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or any amendment or supplement thereto (the “Underwriter Information”).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to the Underwriter Information provided by such Underwriter.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such paragraph. The indemnifying party, upon request of the indemnified party, shall, and the indemnifying party may elect to, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph (c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such fees and expenses are being disputed in good faith. The indemnifying party at any time may, subject to the last sentence of this paragraph (c), settle or compromise any proceeding described in this paragraph (c), at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is required to be made but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the applicable indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Class B Certificates or (ii) if the allocation provided by clause (i)

above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of such Class B Certificates shall be deemed to be in the same respective proportions as the proceeds from the offering of such Class B Certificates received by the Class B Trust (before deducting expenses), less total underwriting discounts and commissions received by the Underwriters, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Class B Certificates. The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or information supplied by any Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective face amount of Class B Certificates they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class B Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Class B Certificates. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Class B Certificates hereunder and the aggregate face amount of the Class B Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total face amount of the Class B Certificates, the Representative may make arrangements satisfactory to the Company for the purchase of such Class B Certificates by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class B Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate face amount of the Class B Certificates with respect to which such default or defaults occurs exceeds 10% of the total face amount of the Class B Certificates and arrangements satisfactory to the Representative and the Company for purchase of such Class B Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 6. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Class B Certificates. If for any reason the purchase of the Class B Certificates by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 10 hereof and the respective obligations of the Company and the Underwriters pursuant to Section 6 hereof shall remain in effect. If the purchase of the Class B Certificates by the Underwriters is not consummated for any reason other than solely because of the occurrence of the termination of the Agreement pursuant to Section 7 or 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with the offering of such Class B Certificates and comply with its obligations under Sections 6 and 10 hereof.

9. Termination. This Agreement shall be subject to termination by notice given by the Representative to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company or United Continental Holdings, Inc. shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the judgment of the Representative, is material and adverse or (v) there shall have occurred any major disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Class B Certificates and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the judgment of the Representative, impracticable to market the Class B Certificates on the terms and in the manner contemplated in the Time of Sale Prospectus.

10. Payment of Expenses. As between the Company and the Underwriters, the Company shall pay all expenses incidental to the performance of the Company’s obligations under this Agreement, including the following:

(i) expenses incurred in connection with (A) qualifying the Class B Certificates for offer and sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as the Representative reasonably designates (including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith), (B) endeavoring to maintain such qualifications in effect so long as required for the distribution of such Class B Certificates, (C) the review (if any) of the offering of the Class B Certificates by FINRA, (D) the determination of the eligibility of the Class B Certificates for investment under the laws of such jurisdictions as the Underwriters may designate and (E) the preparation and distribution of any blue sky or legal investment memorandum by Underwriters’ counsel;

(ii) expenses incurred in connection with the preparation and distribution to the Underwriters and the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Class B Certificates may have been sold by the Underwriters on their behalf and to any other dealers upon request, either of (A) amendments to the Registration Statement or amendments or supplements to the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading or (B) amendments or supplements to the Registration Statement, the Time of Sale Prospectus, or the Prospectus so that the Registration Statement, the Time of Sale Prospectus or the Prospectus, as so amended or supplemented, will comply with law and the expenses incurred in connection with causing such amendments or supplements to be filed promptly with the Commission, all as set forth in Section 4(a) hereof;

(iii) the expenses incurred in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Class B Certificates (within the time period required by Rule 456(b)(1), if applicable), and the cost of furnishing copies thereof to the Underwriters and dealers;

(iv) expenses incurred in connection with the preparation, printing and distribution of this Agreement, the Class B Certificates and the Operative Agreements;

(v) expenses incurred in connection with the delivery of the Class B Certificates to the Underwriters;

(vi) reasonable fees and disbursements of the counsel and accountants for the Company;

(vii) to the extent the Company is so required under any Operative Agreement to which it is a party, the fees and expenses of the Mortgagee, the Subordination Agent, the Class B Trustee and the Liquidity Provider and the reasonable fees and disbursements of their respective counsel;

(viii) fees charged by rating agencies for rating the Class B Certificates (including annual surveillance fees related to the Class B Certificates as long as they are outstanding);

(ix) all fees and expenses relating to appraisals of the Aircraft;

(x) all other reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement (excluding the fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP as counsel for the Underwriters); and

(xi) except as otherwise provided in the foregoing clauses (i) through (x), all other expenses incidental to the performance of the Company’s obligations under this Agreement, other than pursuant to Section 6.

11. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Underwriters, shall be mailed, delivered or sent by facsimile transmission and confirmed to the Underwriters c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Facsimile: (212) 325-4296 Attention: LCD-IBCM; and, if sent to the Company, shall be mailed, delivered or sent by facsimile transmission and confirmed to it at 233 S. Wacker Drive, Chicago, Illinois 60606, Attention: Treasurer and General Counsel, facsimile number (872) 825-0316; provided, however, that any notice to an Underwriter pursuant to Section 6 shall be sent by facsimile transmission or delivered and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

13. Authority of the Representative. The Representative is authorized to act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the

Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart thereof.

16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17. Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) Each party hereto hereby irrevocably agrees, accepts and submits itself to the exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States District Court for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

18. No Fiduciary Duty. The Company hereby acknowledges that in connection with the offering of the Class B Certificates: (a) the Underwriters have acted at arm’s length and are not agents of and owe no fiduciary duties to the Company or any other person, (b) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Company. The Company acknowledges that the Underwriters and their affiliates may provide financing or other services to parties whose interests may conflict with those of the Company and may enter into transactions in the Company’s common stock or other securities, including the Class B Certificates, for their accounts and their customers’ accounts. The Company acknowledges that it is not relying on the advice of the Underwriters for tax, legal or accounting matters, that it is seeking and will rely on the advice of its own professionals and advisors for such matters and that it will make an independent analysis and decision regarding the offering of the Class B Certificates based upon such advice. The Company agrees that it will determine, without reliance upon the Underwriters or their affiliates, the economic risks and merits, as well as the legal, regulatory, tax and accounting characterizations and consequences, of the transactions herein, and that it is capable of assuming the risks of entering into the transactions described herein. The Company acknowledges that the Underwriters are not in the business of providing tax advice and that it has received tax advice from its own tax advisors with appropriate expertise to assess any tax risks. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Class B Certificates.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

UNITED AIRLINES, INC.

By:	/s/ Gerald Laderman
Name:	Gerald Laderman
Title:	Senior Vice President Finance, Procurement and Treasurer

The foregoing Underwriting Agreement

is hereby confirmed and accepted

as of the date first above written

CREDIT SUISSE SECURITIES (USA) LLC

For itself and on behalf of the several Underwriters listed in Schedule II hereto.

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Daniel Melaugh
Name:	Daniel Melaugh
Title:	Director

SCHEDULE I

United Airlines Pass Through Certificates, Series 2016-2

Certificate Designation	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date
2016-2B	$236,173,000	3.650%	October 7, 2025

SCHEDULE II

Underwriters	2016-2B
Credit Suisse Securities (USA) LLC	$26,245,000
Goldman Sachs & Co. LLC	$26,241,000
Morgan Stanley & Co. LLC	$26,241,000
Citigroup Global Markets Inc.	$26,241,000
Deutsche Bank Securities Inc.	$26,241,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$26,241,000
J.P. Morgan Securities LLC	$26,241,000
BNP Paribas Securities Corp.	$26,241,000
Credit Agricole Securities (USA) Inc.	$26,241,000

$236,173,000

SCHEDULE III

Underwriting commission and other compensation:	$2,361,730

Closing date, time and location:	November 6, 2017
10:00 a.m., New York time
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004

SCHEDULE IV

Free Writing Prospectuses

1.	Free writing prospectus dated October 23, 2017 (pricing supplement) in the form attached hereto as Annex A.

2.	Free writing prospectus in the form of the net roadshow investor presentation of the Company dated October 23, 2017.

ANNEX A

Pricing Supplement

Dated October 23, 2017

United Airlines, Inc.

$236,173,000

2016-2 Pass Through Trust

Class B Pass Through Certificates, Series 2016-2

Pricing Supplement dated October 23, 2017 to the preliminary prospectus supplement dated October 23, 2017 relating to the Class B Certificates referred to below (as supplemented, the “Preliminary Prospectus Supplement”) of United Airlines, Inc. (“United”).

The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Securities:	Class B Pass Through Certificates, Series 2016-2 (“Class B Certificates”)

Amount:	$236,173,000

CUSIP:	90933J AA9

ISIN:	US 90933JAA97

Coupon:	3.650%

Make-Whole Spread over Treasuries:	0.300%

Available Amount under Class B Liquidity Facility at April 7, 2018:	$12,236,058

Maximum Commitment Amount under Class B Liquidity Facility on November 6, 2017:	$12,376,737

Price to Public:	100%

Underwriters:

Credit Suisse Securities (USA) LLC	$26,245,000

Goldman Sachs & Co. LLC	$26,241,000

Morgan Stanley & Co. LLC	$26,241,000

Citigroup Global Markets Inc.	$26,241,000

Deutsche Bank Securities Inc.	$26,241,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$26,241,000

J.P. Morgan Securities LLC	$26,241,000

BNP Paribas Securities Corp.	$26,241,000

Credit Agricole Securities (USA) Inc.	$26,241,000

Concession to Selling Group Members:	0.50%

Discount to Broker/Dealers:	0.25%

Underwriting Commission:	$2,361,730

Settlement:	November 6, 2017 (T+10) closing date, the tenth business day after the date hereof

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse toll-free at 1-800-221-1037.